QuickLinks -- Click here to rapidly navigate through this document

Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association (Jurisdiction of incorporation or organization if not a U.S. national bank)	94-1347393 (I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota (Address of principal executive offices)	57104 (Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

SALLY BEAUTY HOLDINGS, INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2257936 (I.R.S. Employer Identification No.)
3001 Colorado Boulevard Denton, Texas (Address of principal executive offices)	76210 (Zip code)

SALLY HOLDINGS LLC
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4472381 (I.R.S. Employer Identification No.)
3001 Colorado Boulevard Denton, Texas (Address of principal executive offices)	76210 (Zip code)

SALLY CAPITAL INC.
(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	56-2620323 (I.R.S. Employer Identification No.)
3001 Colorado Boulevard Denton, Texas (Address of principal executive offices)	76210 (Zip code)

TABLE OF ADDITIONAL REGISTRANTS

             The following direct or indirect subsidiaries of Sally Beauty Holdings, Inc. may be guarantors of debt securities offered by Sally Beauty Holdings, Inc., Sally Holdings LLC or Sally Capital Inc. and are Co-Registrants:

Exact Name of Registrant as Specified in Its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
Sally Investment Holdings LLC	Delaware	26-0382328
Beauty Systems Group LLC	Delaware	36-4201155
Armstrong McCall Holdings, Inc.	Texas	74-1499645
Armstrong McCall Holdings, L.L.C.	Delaware	74-2766844
Armstrong McCall Management, L.C.	Texas	74-2766842
Armstrong McCall, L.P.	Texas	74-2766845
Innovations-Successful Salon Services	California	95-4251192
Procare Laboratories, Inc.	Delaware	36-4294731
Neka Salon Supply, Inc.	New Hampshire	02-0347958
Salon Success International, LLC	Florida	14-1819659
Aerial Company, Inc.	Wisconsin	39-0122920
Loxa Beauty LLC	Indiana	27-1831293
Sally Beauty Supply LLC	Delaware	36-2683258
Diorama Services Company, LLC	Delaware	20-5230107
Arcadia Beauty Labs LLC	Delaware	75-2624245
Sally Beauty International Finance LLC	Delaware	75-2719403
Beauty Holding LLC	Delaware	36-4053597
Sally Beauty Military Supply LLC	Delaware	36-4808431

3001 Colorado Boulevard Denton, Texas (Address of principal executive offices)	76210 (Zip code)

Debt Securities
(Title of the indenture securities)

Item 1.    General Information.    Furnish the following information as to the trustee:

        (a)   Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Treasury Department
    Washington, D.C.

    Federal Deposit Insurance Corporation
    Washington, D.C.

    Federal Reserve Bank of San Francisco
    San Francisco, California 94120

        (b)   Whether it is authorized to exercise corporate trust powers.

    The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**
Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**
Exhibit 4.	Copy of By-laws of the trustee as now in effect.**
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 21st day of April, 2015.

WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JOHN C. STOHLMANN John C. Stohlmann Vice President

 EXHIBIT 6

April 21, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
/s/ JOHN C. STOHLMANN John C. Stohlmann Vice President

 Exhibit 7
Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$18,743
Interest-bearing balances		222,900
Securities:
Held-to-maturity securities		55,483
Available-for-sale securities		226,470
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,968
Securities purchased under agreements to resell		23,309
Loans and lease financing receivables:
Loans and leases held for sale		14,634
Loans and leases, net of unearned income	821,207
LESS: Allowance for loan and lease losses	10,844
Loans and leases, net of unearned income and allowance		810,363
Trading Assets		46,228
Premises and fixed assets (including capitalized leases)		7,491
Other real estate owned		2,492
Investments in unconsolidated subsidiaries and associated companies		856
Direct and indirect investments in real estate ventures		1
Intangible assets
Goodwill		21,627
Other intangible assets		18,578
Other assets		61,641

Total assets		$1,532,784

LIABILITIES
Deposits:
In domestic offices		$1,062,122
Noninterest-bearing	322,290
Interest-bearing	739,832
In foreign offices, Edge and Agreement subsidiaries, and IBFs		151,034
Noninterest-bearing	928
Interest-bearing	150,106
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		946
Securities sold under agreements to repurchase		12,563
Trading liabilities		25,409
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		83,997
Subordinated notes and debentures		18,701
Other liabilities		32,601

Total liabilities		$1,387,373

Dollar Amounts In Millions
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,158
Retained earnings	34,288
Accumulated other comprehensive income	4,019
Other equity capital components	0

Total bank equity capital	144,984
Noncontrolling (minority) interests in consolidated subsidiaries	427

Total equity capital	145,411

Total liabilities, and equity capital	$1,532,784

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf James Quigley Enrique Hernandez, Jr.	Directors

QuickLinks

  Exhibit 25.1
SIGNATURE
EXHIBIT 6
Exhibit 7 Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business December 31, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.